UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-K/A
                       AMENDMENT TO APPLICATION OR REPORT
                  FILED PURSUANT TO SECTION 12, 13 OR 15 (D) OF
                           THE SECURITIES ACT OF 1934



                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated October 24, 1998, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



         DELAWARE                   000-23489                   52-1309227
         --------                   ---------                   ----------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)  (Commission File Number)   Identification No.)



        2200 CLARENDON BLVD., 11TH FL
             ARLINGTON, VIRGINIA                           22201
             -------------------                           -----
       (Address of principal executive                  (Zip code)
                  offices)



     Registrant's telephone number, including area code: 1 (800) 522-3447

                          CULTURALACCESSWORLDWIDE, INC.
                          -----------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized


      Date:  January 7, 1999             ACCESS WORLDWIDE COMMUNICATIONS, INC.



                                         By:  /s/ John Fitzgerald
                                              -------------------

                                         John Fitzgerald, President and Chief
                                         Executive Officer
                                         (principal executive officer)


      Dated:  January 7, 1999            By:  /s/ Michael Dinkins
                                              -------------------

                                         Michael Dinkins, Senior Vice President
                                              of Finance and Administration
                                              and Chief financial Officer
                                              (principal financial officer)

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.


Balance Sheets - September 30, 1998, December 31, 1997 and December 31, 1996     1

Statements of Operations - Nine Months Ended September 30, 1998, Years Ended
      December 31, 1997 and December 31, 1996                                    2

Statements of Stockholder's Equity - September 30, 1998, December 31, 1997
       and December 31, 1996                                                     3

Statements of Cash Flows - Nine Months Ended September 30, 1998,
      Years Ended December 31, 1997 and December 31, 1996                        4

Notes to Financial Statements                                                  5-10

Unaudited Proforma Financial Information                                      11-16

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and Board of Directors of Access Worldwide Communications, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of A.M. Medica Communications, Ltd. (the "Company") at September 30, 1998 and December 31, 1997 and 1996 and the results of its operations and its cash flows for the nine months ended September 30, 1998 and the two years ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


December 10, 1998

AM MEDICA COMMUNICATIONS, LTD.
BALANCE SHEETS



                                                                              SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,
                                                                                  1998         1997            1996

ASSETS
Current assets
   Cash                                                                      $ 2,226,380   $      --     $   212,003
   Contract receivables (Note 2)                                               7,052,664     2,234,152     2,374,489
   Costs in excess of billings (Note 3)                                        1,232,956       786,372       211,477
   Prepaid assets                                                                 26,867        46,338        97,726
                                                                             -----------   -----------   -----------

     TOTAL CURRENT ASSETS                                                     10,538,867     3,066,862     2,895,695

   Property and equipment, net (Note 4)                                            7,531         9,131        11,227
   Other assets                                                                   22,677        22,677        22,677
                                                                             -----------   -----------   -----------

     TOTAL ASSETS                                                            $10,569,075   $ 3,098,670   $ 2,929,599
                                                                             ===========   ===========   ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Accounts payable                                                          $ 1,554,610   $ 1,021,161   $   608,476
   Accrued expenses                                                              364,634       136,961       764,778
   Deferred income taxes                                                          24,927        36,071        97,973
   Deferred revenues                                                           6,294,157     1,292,931       549,227
                                                                             -----------   -----------   -----------

     TOTAL CURRENT LIABILITIES                                                 8,238,328     2,487,124     2,020,454
                                                                             -----------   -----------   -----------
Stockholder's equity
   Common stock, no par value; 200 shares                                          1,000         1,000         1,000
    authorized; 10 shares issued and outstanding
    at September 30, 1998, December 31,
    1997 and 1996
   Retained earnings                                                           2,329,747       610,546       908,145
                                                                             -----------   -----------   -----------

     TOTAL STOCKHOLDER'S EQUITY                                                2,330,747       611,546       909,145
                                                                             -----------   -----------   -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S
       EQUITY                                                                $10,569,075   $ 3,098,670   $ 2,929,599
                                                                             ===========   ===========   ===========

The accompanying notes are an integral part of these financial statements

AM MEDICA COMMUNICATIONS, LTD.
STATEMENTS OF OPERATIONS

                                               NINE MONTHS
                                                  ENDED      YEAR ENDED     YEAR ENDED
                                              SEPTEMBER 30,  DECEMBER 31,   DECEMBER 31,
                                                  1998           1997           1996



Contract revenues                            $ 17,570,559   $ 12,544,642    $ 14,816,032

Cost of contracts completed                    12,536,965      7,522,965       8,494,075
                                             ------------   ------------    ------------

Gross profit                                    5,033,594      5,021,677       6,321,957

Selling, general and administrative
   expenses (net of approximately $49,000,
   $106,000, and $125,000 received
   from related parties, respectively)          3,105,608      5,292,670       6,302,284
                                             ------------   ------------    ------------

Income (loss) from operations                   1,927,986       (270,993)         19,673

Other income and expense
   Interest expense                                  --           (3,084)           --
   Interest income                                 25,077         28,788          44,417
                                             ------------   ------------    ------------

Income (loss) before income taxes               1,953,063       (245,289)         64,090


Provision for income taxes (Note 6)               223,694         52,310         242,410
                                             ------------   ------------    ------------

Net income (loss)                            $  1,729,369   $   (297,599)   $   (178,320)
                                             ============   ============    ============


    The accompanying notes are an integral part of these financial statements.

AM MEDICA COMMUNICATIONS, LTD.
STATEMENTS OF STOCKHOLDER'S EQUITY

                                        COMMON STOCK
                                      NUMBER
                                        OF               RETAINED
                                      SHARES   AMOUNT    EARNINGS     TOTAL


Balance, December 31, 1995            10     $   1,000   $ 1,836,465  $ 1,837,465
Distributions                                               (750,000)    (750,000)
Net
loss                                                        (178,320)    (178,320)
                                     -----   ----------    ----------   ----------

Balance, December 31, 1996            10         1,000       908,145      909,145
Net                                                         (297,599)    (297,599)
loss
                                     -----   ----------    ----------   ----------

Balance, December 31, 1997            10         1,000       610,546      611,546
Distributions                                                (10,168)     (10,168)
Net
income                                                     1,729,369    1,729,369
                                     -----   ---------    ----------   ----------

Balance, September 30, 1998           10    $    1,000   $ 2,329,747  $ 2,330,747
                                     ====    ==========    ==========   ==========


    The accompanying notes are an integral part of these financial statements.

AM MEDICA COMMUNICATIONS, LTD.
STATEMENTS OF CASH FLOWS

                                                NINE MONTHS
                                                   ENDED
                                                SEPTEMBER 30,  YEAR ENDED DECEMBER 31,
                                                   1998          1997        1996


Cash flows from operating activities:
     Net income (loss)                                $ 1,729,369     $ (297,599)   $  (178,320)
     Adjustments to reconcile net income
       (loss) to net cash provided by (used
       in) operating activities:
       Depreciation                                         1,600          2,096          3,500
       Deferred income taxes                              (11,144)       (61,902)        97,973
     Changes in operating assets and liabilities:
        Contract receivables                           (4,818,512)       140,337        719,900
        Costs in excess of billings                      (446,584)      (574,895)       186,423
        Prepaid assets                                     19,471         51,388         (9,320)
        Other assets                                         --             --           (6,375)
        Accounts payable                                  533,449        412,685       (207,423)
        Accrued expenses                                  227,673       (627,817)       634,615
        Deferred revenues                               5,001,226        743,704       (309,001)
                                                       -----------    -----------    -----------

Net cash provided by (used in)
     operating activities                               2,236,548       (212,003)       931,972
                                                       -----------    -----------    -----------


Cash flows from financing activities
     Distributions                                        (10,168)          --         (750,000)
                                                       -----------    -----------    -----------
Net cash used in financing
     activities                                           (10,168)          --         (750,000)
                                                       -----------    -----------    -----------
        Net increase (decrease) in cash                 2,226,380       (212,003)       181,972
     Cash at beginning of period                             --          212,003         30,031
                                                       -----------    -----------    -----------

     Cash at end of period                            $ 2,226,380    $      --      $   212,003
                                                      ===========    ===========    ===========

Supplement cash flow information:
     Cash paid during the period for:
       Interest                                       $     3,084
       Income taxes                                   $    58,163    $   161,514    $   136,849

    The accompanying notes are an integral part of these financial statements.

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

                                     GENERAL

A.M. Medica Communications, Ltd. (the "Company") provides a range of services to companies in the pharmaceutical industry, including medical education programs, medical meetings management, medical publishing, medical audio-visual production and interactive medical education programs. These services are typically performed under fixed-price contacts.

REVENUE RECOGNITION
Revenues are recognized on the completed contract method based on when the services have been rendered.

Contract costs include all direct reimbursable and labor costs. General and administrative costs are charged to expense as incurred.

DEFERRED REVENUE
Deferred revenue represents customer deposits for services that have been contracted for but have not been fully performed.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives of the assets ranging from five to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. Expenditures for maintenance and repairs are expensed as incurred, while expenditures for major renewals that extend useful lives are capitalized.

INCOME TAXES
The Company, with the consent of its stockholder, elected under the Internal Revenue Code to be an S Corporation, since its inception in 1986. In lieu of corporate income taxes, the stockholder is taxed on her proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

A provision for state and local income taxes is included in the financial statements since S Corporation elections are not recognized for state and local income tax purposes.

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses and deferred revenue approximate fair value given the terms and short-term nature of these instruments.

2. CONTRACT RECEIVABLES

Contract receivables consist of the following:


                                   September 30,         December 31,          December 31,
                                      1998                  1997                   1996

Completed contracts                $3,293,001          $1,665,243               $2,073,929
Contracts in progress               3,759,663             568,909                  300,560
                                   ----------          ----------               ----------

                                   $7,052,664          $2,234,152               $2,374,489
                                   ==========          ==========               ==========

3. COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

Costs and billings on uncompleted contracts consist of the following:

                                                                          September 30,            December 31,         December 31,
                                                                               1998                   1997                 1996
Included in accompanying balance sheet:

  Costs in excess of billings                                               $ 1,232,956           $   786,372          $   211,477
  Deferred revenues - billings on
    uncompleted contracts                                                     6,294,157             1,292,931              549,227
                                                                            -----------           -----------          -----------

                                                                            $(5,061,201)          $  (506,559)         $  (337,750)
                                                                            ===========           ===========          ===========
Uncompleted contracts with costs in excess
  of billings                                                               $   296,276           $   514,324          $   126,370
Less: Uncompleted contracts with billings in
  excess of costs                                                            (5,357,477)           (1,020,883)            (464,120)
                                                                            -----------           -----------          -----------
                                                                            $(5,061,201)           $ (506,559)          $ (337,750)
                                                                            ===========           ===========          ===========


4. PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, less accumulated depreciation and consist of the following:



                                                 Useful                    September 30,            December 31,        December 31,
                                                  Lives                        1998                     1997                1996

Funiture and fixtures                              7                        $    28,407           $    28,407           $    28,407
Office equipment                                   7                             70,430                70,430                70,430
Vehicles                                           5                             42,466                42,466                42,466

  Less - Accumulated
    depreciation                                                               (133,772)             (132,172)             (130,076)
                                                                            -----------           -----------           -----------

    Property and equipment, net                                             $     7,531           $     9,131           $    11,227
                                                                            ===========           ===========           ===========

Depreciation expense was $1,600, $2,096, and $3,500 for the nine months ended September 30, 1998 and for the years ended December 31, 1997 and 1996, respectively.

5. CONTRACT REVENUES FROM SIGNIFICANT CUSTOMERS

The Company had revenues of approximately 75% and 68% from four customers for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, and 59% from three customers for the year ended December 31, 1996. Total receivables from these customers approximated 55%, 42% and 35% of the receivable balances as of September 30, 1998 and December 31, 1997 and 1996, respectively.

6. INCOME TAXES

The provision for state and local income taxes consists of the following:


                                          Period Ended          Years Ended
                                         September 30,          December 31,
                                            1998           1997             1996

Current tax provision                    $ 234,837      $ 114,212      $ 144,437
Deferred tax expense (benefit)             (11,143)       (61,902)        97,973
                                         ---------      ---------      ---------

          Total                          $ 223,694      $  52,310      $ 242,410
                                         =========      =========      =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Net deferred tax liabilities are comprised of the following:

                                            September 30,         December 31,
                                                1998         1997         1996
Cash basis of accounting for
  tax purposes                                 $21,750      $32,894      $97,973
Depreciation                                     3,177        3,177         --
                                               -------      -------      -------
          Total                                $24,927      $26,071      $97,973
                                               =======      =======      =======


7.    LEASING ARRANGEMENTS

The Company leases office space under noncancelable operating leases with terms ranging from five to ten years and expiring on December 31, 2002. Total rental expense, net of sublease rentals under operating leases was $141,449, $152,018 and $137,154 for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively.

Aggregate minimum annual rentals under the operating leases as of December 31, 1997 are as follows:

Years ending December 31,

   1998                                                         $  185,000
   1999                                                            185,000
   2000                                                            185,000
   2001                                                            185,000
   2002                                                            185,000
                                                                ----------

         Total minimum rental payments                          $  925,000
                                                                ==========

8. RELATED PARTY TRANSACTIONS

The Company subleases a portion of its leased office space to a stockholder-controlled corporation on a month-to-month basis for $31,000, $40,000 and $97,000 for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively. There were no amounts due from the stockholder-controlled corporation at these dates.

The Company leased some employees to a stockholder-controlled corporation for approximately $18,000, $66,000 and $28,000 for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively. There were no amounts due from the stockholder-controlled corporation at these dates.

9. RETIREMENT PLAN

The Company sponsors a 401(k) Retirement Plan (the "Plan") covering substantially all employees subject to certain eligibility requirements as specified in the Plan. The Plan allows for employee contributions, up to a maximum of 15% of compensation subject to federal tax limits. The Plan does not provide for the Company to make matching contribution payments.

10. SUBSEQUENT EVENT

On October 24, 1998 Access Worldwide Communications, Inc. ("Access") acquired all the outstanding capital stock of the Company. The consideration paid for the stock of the Company was $22 million in cash, $0.5 million of Access common stock, $.01 par value, valued at the average closing price for the 10 trading days ending three business days prior to the closing date and a three year 6.5% subordinated promissory note in the principal amount of $5.5 million. The purchase price also includes certain future contingent payments of cash and shares of Access' common stock dependent on the achievement of certain financial goals by the Company. The ultimate amount of cash to be paid and the ultimate number of shares of common stock to be issued cannot be determined until the earn-out periods terminate and achievement of criteria is established.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are based on the historical financial statements of Access Worldwide Communications, Inc. ("Access"), adjusted to give effect, using the purchase method of accounting, to the acquisition of A.M. Medica Communications, Inc. ("AMM") as of January 1, 1997. AMM was acquired in 1998. The Unaudited Pro Forma Balance Sheet has been prepared assuming that the acquisition took place as of September 30, 1998.


The Unaudited Pro Forma Financial Information does not purport to represent what Access' results of operations or financial position would have been had the acquisition occurred as of the above mentioned dates or to project Access' results of operations or financial position for a future period or date, nor does it give effect to any matters other than those described in the notes thereto.

The Unaudited Pro Forma Financial Information should be read in conjunction with Access' Consolidated Financial Statements and the financial statements of AMM appearing elsewhere in this filing.


                                        Balance Sheets


                                                        Access(8)         AMM(9)
                                                                 September 30,          Pro Forma             Pro Forma
                                                           1998            1998        Adjustments
                                                                  Historical
                                                           --------------------
Assets
Current assets
  Cash and cash equivalents                              $  1,604,041    $  2,226,380    $       --         $  3,830,421
  Accounts receivable, net of allowance                    13,636,502       7,052,664        482,000  (3)     21,171,166
  Cost in excess of billings                                     --         1,232,956     (1,024,000) (3)        208,956
  Other assets                                              1,837,130          26,867           --             1,863,997
                                                         ------------    ------------   ------------        ------------
          Total current assets                             17,077,673      10,538,867       (542,000)         27,074,540
  Property and equipment, net                               7,465,633           7,531           --             7,473,164
  Intangibles and other assets, net                        36,422,954          22,677     25,682,000 (10)     62,127,631
                                                         ------------    ------------   ------------        ------------
          Total assets                                   $ 60,966,260    $ 10,569,075   $ 25,140,000        $ 96,675,335
                                                         ============    ============   ============        ============

Liabilities, Mandatorily Redeemable Preferred
  Stock and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                  $  6,718,002    $  1,944,171   $    953,000  (3)   $  9,615,173
  Deferred revenue                                            705,834       6,294,157     (2,599,000) (3)      4,400,991
  Current portion of indebtedness                             672,877            --             --               672,877
                                                         ------------    ------------   ------------        ------------
          Total current liabilities                         8,096,713       8,238,328     (1,646,000)         14,689,041

  Line of credit facility and long-term
    portion of indebtedness                                 2,407,829            --       27,513,000 (10)     29,920,829
  Mandatorily redeemable preferred stock                    6,554,444            --             --             6,554,444
                                                         ------------    ------------   ------------        ------------
          Total liabilities and mandatorily
            redeemable preferred stock                   $ 17,058,986    $  8,238,328   $ 25,867,000        $ 51,164,314
                                                         ============    ============   ============        ============

Stockholders' equity
  Common stock                                           $    90,432    $      1,000   $     (1,000) (10)  $     91,432
                                                                                               1,000  (11)
  Additional paid-in-capital                               58,540,888            --          499,000  (11)    59,039,888
  (Accumulated deficit) retained earnings                 (14,355,382)      2,329,747     (2,330,000) (10)   (13,251,635)
                                                                                           1,104,000   (3)

Less: cost of treasury stock and deferred compensation       (368,664)           --             --              (368,664)
                                                         ------------    ------------   ------------        ------------
          Total stockholders' equity                       43,907,274       2,330,747       (727,000)         45,511,021
                                                         ------------    ------------   ------------        ------------
          Total liabilities, mandatorily redeemable
            preferred stock and stockholders' equity     $ 60,966,260    $ 10,569,075   $ 25,140,000        $ 96,675,335
                                                         ============    ============   ============        ============

             See notes to unaudited pro forma financial information

                               Statements of Operations

                                                           September 30, 1998

                                                          Access(1)          AMM(2)
                                                               Nine Months Ended
                                                                 September 30,                  Pro Forma               Pro Forma
                                                           1998                1998            Adjustments
                                                                  Historical
                                                           ------------------------
Revenues                                                 $ 47,397,255    $ 17,570,559        $  1,434,000(3)          $ 66,401,814
Cost of revenues (exclusive of
  depreciation)                                            26,252,491      12,536,965           1,032,000(3)            39,821,456
                                                         ------------    ------------        ------------             ------------

    Gross profit                                           21,144,764       5,033,594             402,000               26,580,358

Selling, general and administrative expenses               15,033,706       3,105,608          (1,383,000)(4)           16,756,314
Amortization expense                                        1,077,161            --               832,500 (5)            1,909,661
                                                         ------------    ------------        ------------             ------------
    Income from operations                                  5,033,897       1,927,986             952,500                7,914,383

Interest income                                                62,570          25,077                --                     87,647
Interest expense - related parties                           (528,229)           --              (268,500)(6)             (796,729)
Interest expense                                                 --              --            (1,047,000)(6)           (1,047,000)
                                                         ------------    ------------        ------------             ------------
     Income (loss) before income taxes                      4,568,238       1,953,063            (363,000)               6,158,301

Income tax expense                                         (2,010,025)       (223,694)           (476,000)(7)           (2,709,719)
                                                         ------------    ------------        ------------             ------------
     Net income (loss)                                   $  2,558,213    $  1,729,369        $   (839,000)            $  3,448,582
                                                         ============    ============        ============             ============
Earnings per share of common stock (basic and diluted)   $       0.30                                                 $       0.30
                                                         ============                                                 ============

Shares - basic                                              8,517,525                             122,045(11)            8,639,570
                                                         ============                         ===========             ============

Shares - diluted                                            8,654,687                             122,045(11)            8,776,732
                                                         ============                         ===========             ============

             See notes to unaudited pro forma financial information

                                                               ACCESS (1)           AMM (2)
                                                             TWELVE MONTHS ENDED
                                                              DECEMBER 31,                           PRO FORMA           PRO FORMA
                                                                  1997               1997           ADJUSTMENTS
                                                                          Historical
                                                               -----------------------------
Revenues                                                      $36,652,889         $12,544,642       $1,193,000 (3)      $50,390,531
Cost of revenues (exclusive of depreciation)                   21,812,960           7,522,965          742,000 (3)       30,077,925
                                                               ----------          ----------        ---------           ----------

     GROSS PROFIT                                              14,839,929           5,021,677          451,000           20,312,606

Selling, general and administrative expenses                    8,909,475           5,292,670       (3,610,000)(4)       10,592,145
Amortization expense                                              900,696                   -        1,110,000 (5)        2,010,696
                                                               ----------          ----------        ---------           ----------
     INCOME FROM OPERATIONS                                     5,029,758            (270,993)       2,951,000            7,709,765

Interest income                                                   113,204              28,788                               141,992
Interest expense-related parties                               (1,999,009)                  -         (358,000)(6)       (2,357,009)
Interest expense                                                 (440,453)             (3,084)      (1,396,000)(6)       (1,839,537)
Other expense-related party                                      (301,841)                  -                -             (301,841)
Other income                                                        4,757                   -                -                4,757
                                                               ----------          ----------        ---------           ----------
     INCOME (LOSS) BEFORE INCOME TAXES                          2,406,416            (245,289)       1,197,000            3,358,127
Income tax expense                                             (1,181,484)            (52,310)        (277,000)(7)       (1,510,794)
                                                               ----------          ----------        ---------           ----------
     NET INCOME (LOSS)                                        $ 1,224,932          $ (297,599)       $ 920,000          $ 1,847,333
                                                              ===========          ==========        =========          ===========

Earnings per share of common stock (basic and diluted)          $    0.26                                                    $ 0.26
                                                              ===========                                               ===========
Shares - basic                                                  4,762,333                              122,045 (11)       4,884,378
                                                              ===========                            =========          ===========
Shares - diluted                                                4,872,834                              122,045 (11)       4,994,879
                                                              ===========                            =========          ===========

             See notes to unaudited pro forma financial information

ACCESS WORLDWIDE COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  (1)Reflects the historical consolidated statements of operations of Access Worldwide Communications, Inc. ("Access") for the nine months ended September 30, 1998 and the year ended December 31, 1997.

  (2)Reflects the historical statements of operations of A.M. Medica Communications, Ltd. ("AMM") for the nine months ended September 30, 1998 and the year ended December 31, 1997 prior to the date of its acquisition by Access.

  (3)Reflects the adjustment to convert revenue recognition from the completed-contract method used by AMM to the percentage-of-completion method in accordance with Access' accounting policy, as if such acquisition occurred on January 1, 1997.

  (4)Reflects the adjustment to selling, general and administrative expenses to reduce AMM's historical amount of compensation for services provided by the former owner for the difference between such historical amount and the amount specified in the employment contract with the former owner for a comparable position in Access.

  (5)Reflects the additional amortization over four to 35 years of the excess of cost over fair value of net assets acquired and other intangible assets of AMM, as if such acquisition occurred on January 1, 1997.

  (6)Reflects the additional interest expense-related parties of approximately $268,500 and $358,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, on the 6.5% subordinated promissory note, maturing on October 24, 2001, used in conjunction with the acquisition as if such acquisition occurred on January 1, 1997. The adjustment also reflects additional interest expense of approximately $1,047,000 and $1,396,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, on Access' line of credit at 6.34% (the current actual rate on the borrowing) to fund the cash portion of the purchase price, as if such acquisition occurred on January 1, 1997. Annual interest expense on the line of credit would change by approximately $27,500 for each 1/8% change in the interest rate.

  (7)Reflects the estimated income tax provision of $508,000 and $395,000 as if AMM were a C Corporation and the tax effect of pro forma adjustments at an effective tax rate of 46% and 47% for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. The adjustment also reflects the estimated income tax benefit of $32,000 and $118,000 to record the consolidated income tax expense at Access' consolidated estimated effective tax rate of 44% and 45% for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

  (8)Reflects the historical balance sheet data for Access as of September 30, 1998.

  (9)Reflects the historical balance sheet data for AMM as of September 30, 1998.

 (10)Reflects the adjustment to (i) record the consideration for the purchase of AMM; (ii) record the excess of purchase price over the net assets acquired; and (iii) eliminate the stockholder's equity of AMM. Information with respect to the business acquired is as follows:

--------------------------------------------------------------------------------
ACCESS WORLDWIDE COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                             Useful Life
                                               in Years          AMM

Goodwill                                         35            $23,627,440
Customer lists                                    5              1,027,280
Assembled workforce                               4                770,460
Noncompete                                        7                256,820
                                                                ----------
                                                               $25,682,000
                                                               ===========

      A summary of the preliminary allocation of the purchase price to the intangible assets acquired is as follows:

                                                                 AMM

Cash paid                                                      $22,013,000
Stock issued                                                       500,000
Note issued                                                      5,500,000
Liabilities assumed                                              8,238,000
                                                                ----------
                                                                36,251,000


Less: Fair value of assets acquired                            (10,569,000)
                                                               -----------

Cost in excess of fair value of tangible assets acquired       $25,682,000
                                                               ===========


      The book value of AMM's assets approximates fair market value as of the date of acquisition. Access is obligated to pay additional consideration to the former owner of AMM based upon the business' achievement of certain EBITA goals after the acquisition. The ultimate amount of cash to be paid and the ultimate number of shares of common stock to be issued cannot be determined until the earn-out periods terminate and achievement of criteria is established. Any amount paid pursuant to this agreement will be recorded as additional purchase price for the business acquired and will be amortized over 35 years.

 (11)Reflects the impact of the additional shares issued pursuant to the transaction and the resultant impact on weighted average shares outstanding.

ACCESS WORLDWIDE COMMUNICATIONS, INC.                                         3
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------